EXHIBIT 5.1

ELLIS FUNK, P.C.

Robert N. Berg	Attorneys At Law	Of Counsel:
Robert N. Dokson	One Securities Centre	Donald J. Ellis (GA & VA)
Robert B. Goldberg (GA & SC)	Suite 400	Jane R. Leitz
Amy L. Kaye	3490 Piedmont Road, N.E.	Kelly E. Malone
Albert L. Labovitz (GA & AL)	Atlanta, Georgia 30305-1743	Stuart M. Neiman
M. Barry Leitz	404-233-2800
Alyson F. Lembeck (GA & FL)	Facsimile 404-233-2188	Special Counsel:
Kenneth G. Menendez		Paul R. DiBella
David I. Funk (1947 - 2011)	www.ellisfunk.com	E-mail: rgoldberg@ellisfunk.com

October 30, 2014

Allegiant Travel Company
1201 N. Town Center Drive
Las Vegas, Nevada 89144

Re:     Allegiant Travel Company Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) filed by Allegiant Travel Company, a Nevada corporation (the "Company"), with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of Common Stock, $.001 par value per share, of the Company (the “Common Stock”) issuable by the Company under the Company's 2014 Employee Stock Purchase Plan (the “Plan”).

As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of the Company’s Articles of Incorporation and By-laws (as amended to date), such other documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion herein expressed.

Upon the basis of the foregoing, it is our opinion that the Common Stock, when issued and sold in accordance with the Plan, the Registration Statement and the related prospectus, will be validly issued, fully-paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the “Legal Matters” section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of our opinion as of a later date.

Very truly yours,

/s/ Robert B. Goldberg
ROBERT B. GOLDBERG

RBG/jjj
Enclosures